UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No.)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2025

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into A Material Agreement.

As previously disclosed, on December 31, 2024, Awaysis Belize Ltd., a Belize corporation and wholly-owned subsidiary of Awaysis Capital, Inc. (the “Company”), or Awaysis Belize, acquired all of the stock and substantially all of the assets (the “Chial Reserve Assets”) of Chial Mountain Ltd., a Belize corporation, or Chial Mountain, pursuant to the terms and conditions of an Agreement of Purchase and Sale, dated December 31, 2024 and effective December 20, 2024 (the “Asset Purchase Agreement”). The initial estimated purchase price of the Chial Reserve Assets was $5,500,000, which was subsequently adjusted to approximately $4,465,415 based on a third-party appraisal of the real property portion of the Chial Reserve Assets.

On August 30, 2025, the Company’s Board of Directors (the “Board”) met to discuss the Company’s review of the third-party appraisal and the valuation of the non-fixed assets of the Chial Reserve Assets. During the course of its review, the Company identified numerous material inconsistencies and errors in the methodologies underlying both evaluations. Following discussion, the Board unanimously approved: (i) commissioning a new third-party appraisal of the real property portion of the Chial Reserve Assets, and (ii) commissioning a new valuation of the non-fixed assets, with both appraisers to be selected from a list provided by Michael Singh, the Company’s Co-Chief Executive Officer, and ultimately chosen by the Board (together, the “Chial Appraisal”).

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2025, Mr. Singh and his affiliate BOS Investments, Inc. (“BOS”) granted the Company a waiver of the impending maturity dates with respect to the following:

1.	A $1,500,000 Secured Promissory Note, dated December 21, 2024, as amended, between the Company and Mr. Singh, which bears no interest and was to mature on the earlier of August 31, 2025 or the Company’s up-listing to the NYSE American;

2.	A $1,600,000 Senior Convertible Promissory Note, dated December 20, 2024, as amended, between the Company and Michael Singh, bearing interest at 3.5% per annum, with a maturity date of August 31, 2025; and

3.	A $3,000,000 Secured Promissory Note, dated December 1, 2024, as amended, between the Company and BOS, bearing interest at 3.5% per annum, with a maturity date of August 31, 2025.

Following the waiver, the parties agreed to work in good faith to negotiate subsequent amendments to each promissory note.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On August 30, 2025, the Board unanimously voted to temporarily remove Mr. Singh as Chairman of the Board pending completion of the Chial Appraisal. The Board unanimously appointed Dr. Narendra Kini to serve as temporary Chairman of the Board during this interim period.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2025

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	Co-CEO and CFO